Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

Monday, April 28, 2014

CONTACT:	Rob Swadosh / Patrick Malone The Dilenschneider Group 212-922-0900

INFUSYSTEM HOLDINGS, INC. TO ISSUE FIRST QUARTER 2014

FINANCIAL RESULTS ON MONDAY, MAY 5, 2014

Investor Conference Call to be Held at 9:00 a.m. Eastern Time

MADISON HEIGHTS, MI, April 28, 2014 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue results for the first quarter of 2014 on Monday, May 5, 2014 prior to the Market Open.

The Company will also conduct a conference call for investors on Monday, May 5, 2014 at 9:00 a.m. Eastern Time to discuss first quarter performance and results. To participate in this call, please dial in toll-free 1-800-447-0521 and use the confirmation number 37157235.

A replay of the call will be available via the Company’s website for 90 days following the call at http://www.infusystem.com/investors.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company's stock is traded on the NYSE MKT under the symbol INFU.

# # #